Exhibit 99.1

BOSTON CAPITAL REIT ANNOUNCES RECEIPT OF SHAREHOLDER’S REQUEST
FOR COPY OF ITS SHAREHOLDER LIST

Boston, September 19, 2007 — Boston Capital Real Estate Investment Trust, Inc. (the “Company”) announced today that it received a letter from one of the Company’s shareholders, Madison Liquidity Investors, LLC (“Madison”) requesting  a copy of the Company’s shareholder list.  Madison stated in its letter that the purpose of its request was to assist Madison and its affiliates in purchasing additional shares of the Company.  Pursuant to our charter, the Company is obligated to provide a copy of the Company’s shareholder list to a shareholder upon a proper request.

Based on the Company’s review of public filings made by other registered, non-exchange traded REITs, we are aware that Madison has made previous below-market mini-tender offers.  A mini-tender offer is a third-party offer to purchase less than 5% of a company’s outstanding shares, thereby avoiding many filing, disclosure and procedural requirements of the U.S. Securities and Exchange Commission (“SEC”).  The SEC has cautioned investors about offers of this nature.  According to information on the SEC’s website, mini-tender offers “have been increasingly used to catch investors off guard”.  Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm

The Company does not know whether Madison will ultimately make a mini-tender offer to the Company’s shareholders.  In the event you are contacted by Madison asking whether you are interested in selling your shares in the Company, we urge you to proceed with caution and to consult with your own tax, financial and legal advisors.  If the Company becomes aware that a mini-tender offer is being made by Madison, the Company will evaluate the offer and provide its shareholders with a recommendation from the Company’s board of directors.

As previously disclosed, the Company’s board of directors continues to explore strategic alternatives to maximize shareholder value.  Wachovia Capital Markets, LLC is the investment banking firm and Goodwin Procter LLP is the legal firm that are assisting the board with this continued exploration.

Forward-Looking Statements

This release contains forward-looking statements relating to the business and financial outlook of the Company that are based on our current expectations, estimates, forecasts and projections, and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include that a mini-tender offer may not be made by Madison Liquidity Investors, LLC or any other entity and that there is no assurance that the board may ultimately decide to pursue a strategic transaction.  Such factors also include those described in the risk factors sections contained in the Company’s recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other of the Company’s filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

About Boston Capital, the Company’s Sponsor:

Boston Capital, headquartered in Boston, MA, is a private equity firm specializing in real estate and tax advantaged investments. As of January 2007, Boston Capital’s holdings included over 2,700 multifamily apartment properties in 48 states and the District of Columbia, constituting nearly 157,000 apartments with a development cost in excess of $11.5 billion. Boston Capital is the fourth largest owner/investor of apartment properties in the country and the 11th largest owner of real estate property in general.

For more information contact:

David Gasson
Vice President
Director of Corporate Communications
Boston Capital
One Boston Place
Boston, MA 02108-4406

(617) 624-8896
dgasson@bostoncapital.com